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                                                                     Exhibit 4.8

                          EXCEL SWITCHING CORPORATION
                          ---------------------------

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------

     Excel Switching Corporation, a Massachusetts corporation (the "Company"), hereby grants as of [DATE] to [NAME OF OPTIONEE] (the "Optionee"), an option to purchase a maximum of [NUMBER] shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of $[PRICE] per share, on the following terms and conditions:

     1.    GRANT UNDER 1997 STOCK OPTION PLAN.  This option is granted
           ----------------------------------
pursuant to and is governed by the Company's 1997 Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2.    GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS.  This option
           --------------------------------------------
shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

     3.    VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES.  If
           ----------------------------------------------------
the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship with the Company") on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date:


Less than one year from the date hereof       -      0 shares


One year but less than two years from the     -      20% of the Option Shares
date hereof

Two years but less than three years from      -      an additional 20% of the
the date hereof                                      Option Shares

Three years but less than four years from     -      an additional 20% of the
the date hereof                                      Option Shares

Four years but less than five years from      -      an additional 20% of the
the date hereof                                      Option Shares

Five years or more from the date hereof       -      an additional 20% of the
                                                     Option Shares


Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company and all Related Corporations) may be exercised up to and including the date which is ten years from the date this option is granted.
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     4.   TERMINATION OF BUSINESS RELATIONSHIP.
          ------------------------------------

          (A) TERMINATION OTHER THAN FOR CAUSE.  If the Optionee's Business
              ----------------- ---- --- -----
Relationship with the Company and all Related Corporations is terminated, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of 60 days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

          (B) TERMINATION FOR CAUSE.  If the Optionee's Business Relationship
              ---------------------
with the Company is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

          (C) DEFINITION OF CAUSE.  "Cause" shall mean conduct involving one or
              -------------------
more of the following: (i) gross misconduct by the employee which is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of an act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the employee of a felony involving any financial impropriety or which would materially interfere with the employee's ability to perform his or her services or otherwise be injurious to the Company; or (vi) the failure of the employee to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board shall act fairly and in utmost good faith.

     5.   DEATH; DISABILITY; DISSOLUTION.
          ------------------------------

          (A) DEATH.  If the Optionee is a natural person who dies while
              -----
involved in a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time within 60 days after the date of death, but not later than the scheduled expiration date.

          (B) DISABILITY.  If the Optionee is a natural person whose Business
              ----------
Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within 60 days after such termination, but not later than the scheduled expiration date.

          (C) EFFECT OF TERMINATION.  At the expiration of such 60-day period
              ---------------------
provided in paragraphs (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

          (D) DISSOLUTION.  If the Optionee is a corporation, partnership, trust
              -----------
or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to
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which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event (and shall thereafter not be exercisable to any extent whatsoever), and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

     6.   PARTIAL EXERCISE.  This option may be exercised in part at any time
          ----------------
and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     7.   PAYMENT OF PRICE.
          ----------------

          (A) FORM OF PAYMENT.  The option price shall be paid in the
              ---------------
following manner:
     (i)    in cash or by check;
     (ii) subject to Section 7(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;
     (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or
     (iv)   by any combination of the foregoing.

          (B) LIMITATIONS ON PAYMENT BY DELIVERY OF COMMON STOCK.  If the
              --------------------------------------------------
Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

     8.   METHOD OF EXERCISING OPTION.  Subject to the terms and conditions
          ---------------------------
of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be
received.   Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.
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     9.   OPTION NOT TRANSFERABLE.  This option is not transferable or
          -----------------------
assignable except by will or by the laws of descent and distribution or pursuant to a valid domestic relations order. Except as set forth in the preceding sentence, during the Optionee's lifetime, only the Optionee can exercise this option.

     10.  NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this
          --------------------------------
option imposes no obligation on the Optionee to exercise it.

     11.  NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP.  Neither the Plan,
          -----------------------------------------------
this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

     12.  NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Optionee shall have
          ---------------------------------------
no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 8. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

     13.  CAPITAL CHANGES AND BUSINESS SUCCESSIONS.  The Plan contains
          ----------------------------------------
provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     14.  WITHHOLDING TAXES.  If the Company or any Related Corporation in its
          -----------------
discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

     15.  PROVISION OF DOCUMENTATION TO EMPLOYEE.  By signing this
          --------------------------------------
Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     16.  MISCELLANEOUS.
          -------------

          (A) ENTIRE AGREEMENT; MODIFICATION.  This Agreement constitutes the
              ------------------------------
entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
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          (B) SEVERABILITY.  The invalidity, illegality or unenforceability of
              ------------
any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (C) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

          (D) GOVERNING LAW.  This Agreement shall be governed by and
              -------------
interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

     17.  ACCELERATION OF VESTING OF OPTION FOR BUSINESS COMBINATIONS.
          -----------------------------------------------------------
Subject to and in accordance with Section 22 of the Plan, upon the merger, consolidation, sale of all or substantially all of the Company's stock or assets or other business combination involving the Company as otherwise set forth in
Section 22 of the Plan (an "Acquisition"), this option shall, immediately prior to the consummation of such Acquisition, become vested and exercisable by the Optionee as set forth in Section 22 of the Plan.

     IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.



                                          EXCEL SWITCHING CORPORATION
                                          255 INDEPENDENCE DRIVE
______________________________________    HYANNIS, MA  02601
OPTIONEE

______________________________________    BY:___________________________________
PRINT NAME OF OPTIONEE                       ROBERT P. MADONNA

______________________________________    ______________________________________
STREET ADDRESS                            TITLE

______________________________________
CITY    STATE      ZIP CODE